EXHIBIT 10.16


                SECURE COMPUTING CORPORATION EMPLOYMENT AGREEMENT
                          (Effective If and When Hired)


Name     Gary Taggart        Social Security No.
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In consideration of my employment by Secure Computing Corporation, I agree that:

(1) Secure Computing Corporation policies and handbooks which may from time to time be applicable to me shall be a guide regarding my employment but shall not constitute or imply an agreement between me and Secure Computing Corporation nor shall any representations made to me individually, before or during my employment which are not made in writing and authorized by Secure Computing Corporation, constitute an agreement.

(2) Except as required in the performance of my duties for Secure Computing Corporation, or as authorized by it in writing, I will not during the course of employment by Secure Computing Corporation or any time thereafter use or disclose to others proprietary or trade secret information of Secure Computing Corporation or others, including but not limited to customer furnished information which has been provided to Secure Computing Corporation with restrictions on its use or further disclosure, and CLASSIFIED INFORMATION OF THE UNITED STATES. Secure Computing Corporation proprietary or trade secret information is information used or useful in the conduct of Secure Computing Corporation business which is not generally known to the public or in a relevant industry, such as, but not limited to, information relating to its research, development, manufacturing, purchasing, finances, acquisition activity, accounting, engineering, marketing, merchandising, selling and present and prospective customers (including listing of, proposals to, agreements with, and relationships with such customers).

(3) I hereby certify, that in the performance of my duties and responsibilities for Secure Computing Corporation, I will not disclose, publish, or use any confidential information, proprietary data, or trade secrets that I may have obtained from my previous employer(s) or association(s).

(4) I will return to Secure Computing Corporation and stop using upon request or upon termination of my employment, all papers, notebooks, reports, manuals, computer files, software, vehicles, tools, keys and entry cards, identification cards or badges, credit authorization, apparatus, computer user identifiers, passwords and other property furnished to me by Secure Computing Corporation, or which was prepared or made in whole or in part by me in connection with my employment by Secure Computing Corporation.

(5) While employed by Secure Computing Corporation, I will not engage in any business or service similar to Secure Computing Corporation's business, nor design, assemble, manufacture, distribute, research, or develop products for any person, firm, or corporation other than Secure Computing Corporation which are the same or similar to those manufactured or provided by Secure Computing Corporation.

(6) I will promptly disclose to Secure Computing Corporation all product, process, hardware and software inventions, designs, computer programs and related documentation, other works of authorship and mask works (hereafter Developments) relating to its business which I made individually or jointly with others, while I am employed by it or within a period of six (6) months following termination of my employment. (See back side of agreement for listing prior Developments to which this agreement. does not apply.) I hereby assign and agree to assign all my interest in such Developments to Secure Computing Corporation, and upon the request and at the expense of Secure Computing Corporation, do all other acts reasonably necessary to assist it in obtaining and enforcing rights in Developments in any and all countries; provided, however, this paragraph (5) shall not apply to Developments for which no equipment, supplies, facility or trade secret information of Secure Computing Corporation was used and which is developed entirely on my own time and (1) which does not relate (a) directly to Secure Computing Corporation's business or (b) to Secure Computing Corporation's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by me for Secure Computing Corporation. I acknowledge that the obligation of this paragraph (5) shall be in effect whether or not I receive or am considered for the award of any additional compensation for the Development.

(7) The wages or salary and any other benefits which I receive during my employment by Secure Computing Corporation shall be my full compensation for this agreement.

I ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT, I understand that to the extent applicable it remains in effect following the cessation of my employment with Secure Computing Corporation, is binding on my heirs and that it may be transferred by Secure Computing Corporation to any of its successors or assignees.

Date:     10/2/96            Signature:     /s/ Gary Taggart
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